Provident New York Bancorp Announces First Quarter 2013 Earnings of $0.16 per Diluted Share

MONTEBELLO, NY -- (Marketwire - January 23, 2013) - Provident New York Bancorp (the "Company") (NYSE: PBNY), the parent company of Provident Bank, today announced first quarter results for the period ended December 31, 2012. Net income for the quarter was $7.0 million, or $0.16 per diluted share, compared to net income of $5.7 million, or $0.15 per diluted share for the same quarter last year; and $2.3 million, or $0.06 per diluted share for the linked quarter ended September 30, 2012.

President's Comments
Jack Kopnisky, President and CEO, commented: "We had a strong first quarter to kick-off our year. Earnings for the quarter were $7.0 million or $0.16 per share, a 23% increase compared to the first quarter of 2012 and an increase of 210% over the linked quarter, which had been significantly impacted by merger-related expenses related to the acquisition of Gotham Bank of New York. Earnings were driven by strong commercial loan growth, solid core deposit growth and our continued management of expenses. We also continue to improve our operating efficiency as our growth in revenues outpaced expenses. Our efficiency ratio was 62.9% for the first quarter of 2013.

"Our credit quality continued to improve across the most important metrics. Non-performing loans of $34 million at December 31, 2012 are down $6.3 million compared to the linked quarter. Our ratio of non-performing loans to total loans declined by 106 basis points to 1.53% at December 31, 2012 as compared to the year ago period. Our allowance for loan losses to non-performing loans increased to 84% at December 31, 2012, and the positive trend in the risk ratings of our loan portfolio continued as well.

"Our overall strategy of focusing primarily on middle market clients has strong momentum. We continue to see significant opportunities for full relationships in the market. Our pipelines of loans, deposits and fee income opportunities continue to be at record highs. These volumes are enabling us to diversify our loan portfolio from higher concentrations of real estate loans to a more balanced portfolio. Overall we are originating approximately 50% of our commercial loans and deposits in our new markets and approximately 50% in our legacy markets.

"We are pleased to report that the integration of the Gotham Bank acquisition is going as planned and is assisting us in accelerating our growth in the New York City market area.

"Finally we continue to maintain strong levels of capital and liquidity. Tier 1 leverage ratio was approximately 8.2% at the Bank level and our total risk-based capital ratio was approximately 13.5%."

Key highlights for the quarter

  Total loan originations were $291.1 million compared to $205.7 million in the linked quarter, and $231.6 million for the first fiscal quarter of 2012.
  Total loans reached $2.2 billion at December 31, 2012, a $73.7 million increase compared to September 30, 2012.
  Our allowance for loan losses remained relatively unchanged at $28.1 million at December 31, 2012, in large part due to the growth in our loan portfolio. The allowance for loan losses as a percentage of total loans was 1.28% at December 31, 2012, compared to 1.33% in the linked quarter. The allowance ratios are inclusive of acquired Gotham loans that were recorded at fair value at acquisition date and for which there is no additional allowance for loan losses at either December 31, 2012 or September 30, 2012.
  Non-performing loans decreased from $39.8 million at September 30, 2012, to $33.6 million at December 31, 2012. The reduction in non-performing loans improved the allowance for loan losses to non-performing loans ratio to 84% at December 31, 2012.
  Provision for loan losses was $3.0 million and decreased by $550 thousand compared to the linked quarter. For the first quarter of fiscal 2012, our provision for loan losses was $2.0 million.
  Net interest margin was 3.37% for the first quarter of fiscal 2013 compared to 3.38% in the linked quarter and 3.54% in the first quarter of fiscal 2012.

Net Interest Income and Margin
First quarter fiscal 2013 compared with first quarter fiscal 2012
Net interest income was $27.9 million for the first quarter of fiscal 2013, up $4.7 million compared to the first quarter of fiscal 2012 due to higher average loan volumes. Reflecting the current interest rate environment, the tax-equivalent yield on investments decreased 67 basis points and loan yields declined nine basis points compared to the first quarter of fiscal 2012. As a result, the yield on interest-earning assets declined 28 basis points to 3.98% on a tax equivalent basis for the first quarter of fiscal 2013. The cost of deposits increased five basis points to 28 basis points from the year ago quarter, while the cost of borrowings decreased by seven basis points to 3.58%. The resulting net interest margin on a tax-equivalent basis was 3.37% for the first quarter of fiscal 2013 compared to 3.54% for the same period a year ago.

First quarter fiscal 2013 compared with linked quarter ended September 30, 2012
Net interest income for the quarter ended December 31, 2012 increased $2.7 million to $27.9 million, compared to $25.2 million for the linked quarter ended September 30, 2012. This was primarily due to higher volumes. The tax-equivalent net interest margin decreased to 3.37% from 3.38% in the linked quarter. Yield on loans increased seven basis points and was 5.04%. Yield on interest earning assets declined three basis points to 3.98% from 4.01% at September 30, 2012. Deposit costs increased by one basis point, while the cost of borrowings decreased seven basis points.

Non-interest Income
First quarter fiscal 2013 compared with first quarter fiscal 2012
Non-interest income increased $483 thousand to $7.7 million for the first quarter of fiscal 2013 compared with first quarter of fiscal 2012. The increase was mainly driven by an increase in gain on sale of loans of $306 thousand given strong residential loan origination volume during the quarter and increases in other loan fees included in other non-interest income of $744 thousand. Net gain on sales of securities decreased by $573 thousand to $1.4 million.

First quarter fiscal 2013 compared with linked quarter ended September 30, 2012
Non-interest income decreased $1.4 million to $7.7 million for the first fiscal quarter of 2013 compared to the linked quarter ended September 30, 2012. Net gain on sales of securities declined by $1.7 million to $1.4 million for the first quarter of fiscal 2013 compared to $3.2 million for the linked quarter. Partially offsetting this decline were higher gain on sale of loans and other loan fees included in other non-interest income.

Non-interest Expense
First quarter fiscal 2013 compared with first quarter fiscal 2012
Non-interest expense increased $1.8 million to $22.5 million, when compared to the first quarter of fiscal 2012. This was principally attributed to an increase in personnel associated with the continued growth in the number of our commercial banking teams.

First quarter fiscal 2013 compared with the linked quarter ended September 30, 2012
Non-interest expense decreased $6.2 million, or 21.7% over the linked quarter. The decrease was mainly related to the $4.9 million in merger related costs associated with the Gotham acquisition in the quarter ended September 30, 2012.

Income Taxes
The Company recorded income tax expense for the first quarter of fiscal 2013 at an effective tax rate of 30.4% compared to 26.2% for the same period in fiscal 2012. The increase in the tax rate is the result of increased operating revenue which causes the proportional impact of tax-exempt municipal securities interest and bank owned life insurance income to decline.

Credit Quality
Non-performing loans decreased to $33.6 million at December 31, 2012 compared to $39.8 million at September 30, 2012. We exited a large credit relationship in our Acquisition, Development and Construction ("ADC") portfolio that contributed to the decline. Net charge-offs for the quarter were $3.1 million compared to $2.8 million in the linked quarter. The allowance for loan losses at December 31, 2012 was $28.1 million, which represented 83.8% of non-performing loans and 1.28% of our total loan portfolio. This compares to the linked quarter, in which the allowance for loan losses was $28.3 million, which represented 71.0% of non-performing loans and 1.33% of our total loan portfolio. The allowance for loan losses to total loans, excluding loans acquired in the Gotham transaction that were recorded at fair value at the acquisition date and continue to carry no allowance was 1.41% and 1.47%, at December 31, 2012 and September 30, 2012, respectively. Please refer to the Company's reconciliation of this non-GAAP measure on page 9.

During the quarter, foreclosed properties increased $650 thousand to $7.1 million. Contributing to the increase were foreclosed ADC loans that totaled $1.3 million and one residential loan with a balance of $121 thousand. This was offset by sales and write-downs that totaled $731 thousand.

Key Balance Sheet Changes

  Assets at December 31, 2012, decreased $233.5 million or 5.80% compared to September 30, 2012, mainly related to decreases in our cash balances of $277.7 million. Our cash balance at September 30, 2012 was elevated due to municipal tax collections that were subsequently drawn down during the quarter.
  Loans increased $73.7 million in the first fiscal quarter of 2013 and reached $2.2 billion.
  Deposits decreased $206.8 million between September 30, 2012 and December 31, 2012. Municipal deposits decreased $363.5 million compared to September 30, 2012, as a result of seasonal tax deposits, offset by increases in our commercial deposits of $91.7 million.
  Securities at December 31, 2012 decreased $22.1 million as compared to September 30, 2012. Purchases for the first fiscal quarter of 2013 were $109.0 million, which were offset by sales of $41.3 million and $85.5 million in calls, maturities and principal pay downs.

Capital and Liquidity
Provident Bank remained well capitalized at December 31, 2012 with a Tier 1 Leverage ratio of 8.21% based on period end assets. Total capital increased $2.8 million from September 30, 2012, to $493.9 million at December 31, 2012. Tangible book value per share increased by $0.04 to $7.30 at December 31, 2012 from $7.26 at September 30, 2012, due to retained earnings. For the quarter ended December 31, 2012, the weighted average common shares outstanding increased to 43.6 million and 43.7 million, basic shares and diluted shares, respectively, compared to 41.1 million basic and diluted shares for the quarter ended September 30, 2012. This increase includes shares issued in our August 2012 $46 million capital raise.

About Provident New York Bancorp
Headquartered in Montebello, N.Y., Provident Bank, with $3.8 billion in assets, is a growing financial services firm that specializes in the delivery of service and solutions to business owners, their families, and consumers in communities within the greater New York City area through teams of dedicated and experienced relationship managers. Provident Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Provident Bank web site at www.providentbanking.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS
In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2012. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require information received by management between the date of this release and the filing of the 10-Q to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Provident New York Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)

                                                           As of
                                               ----------------------------
                                                  12/31/12       9/30/12
                                               -------------  -------------
Assets:
Cash and due from banks                        $     160,241  $     437,982
Total securities                                   1,131,172      1,153,248
HVIA assets held for sale                                  -          4,550
Loans held for sale                                    5,423          7,505
Loans:
   One- to four-family residential mortgage
    loans                                            352,014        350,022
   Commercial real estate loans                    1,136,965      1,072,504
   Commercial and industrial loans                   376,052        343,307
   Acquisition, development and construction
    loans                                            122,518        144,061
   Consumer loans                                    205,580        209,578
                                               -------------  -------------
           Total loans, gross                      2,193,129      2,119,472
   Allowance for loan losses                         (28,114)       (28,282)
                                               -------------  -------------
           Total loans, net                        2,165,015      2,091,190
Federal Home Loan Bank stock, at cost                 19,246         19,249
Premises and equipment, net                           38,086         38,483
Goodwill                                             163,247        163,247
Other amortizable intangibles                          6,926          7,164
Bank owned life insurance                             59,526         59,017
Foreclosed properties                                  7,053          6,403
Other assets                                          33,579         34,944
                                               -------------  -------------
           Total assets                        $   3,789,514  $   4,022,982
                                               =============  =============
Liabilities:
   Deposits
       Retail                                  $     167,369  $     167,050
       Commercial                                    501,667        412,630
       Municipal                                      15,779        367,624
       Personal NOW deposits                         250,345        213,755
       Business NOW deposits                          41,164         38,486
       Municipal NOW deposits                        168,771        195,882
                                               -------------  -------------
           Total transaction accounts              1,145,095      1,395,427
       Savings                                       560,039        506,538
       Money market deposits                         834,544        821,704
       Certificates of deposit                       364,706        387,482
                                               -------------  -------------
           Total deposits                          2,904,384      3,111,151
   Borrowings                                        345,411        345,176
   Mortgage escrow funds and other liabilities        45,836         75,533
                                               -------------  -------------
           Total liabilities                       3,295,631      3,531,860
Stockholders' equity                                 493,883        491,122
                                               -------------  -------------
           Total liabilities and stockholders'
            equity                             $   3,789,514  $   4,022,982
                                               =============  =============

Shares of common stock outstanding at period
 end                                              44,348,787     44,173,470
Book value per share                           $       11.14  $       11.12

Provident New York Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(unaudited, in thousands, except share and per share data)

                                            For the Quarters Ended
                                   ----------------------------------------
                                     12/31/12      12/31/11       9/30/12
                                   ------------  ------------  ------------
Interest and dividend income:
  Loans and loan fees              $     27,071  $     22,149  $     24,396
  Securities taxable                      4,284         3,990         3,909
  Securities non-taxable                  1,457         1,774         1,543
  Other earning assets                      333           255           265
                                   ------------  ------------  ------------
Total interest income                    33,145        28,168        30,113
Interest expense:
  Deposits                                2,097         1,313         1,789
  Borrowings                              3,125         3,617         3,085
                                   ------------  ------------  ------------
Total interest expense                    5,222         4,930         4,874
                                   ------------  ------------  ------------
Net interest income                      27,923        23,238        25,239
Provision for loan losses                 2,950         1,950         3,500
                                   ------------  ------------  ------------
Net interest income after
 provision for loan losses               24,973        21,288        21,739
Non-interest income:
  Deposit fees and service charges $      2,778  $      2,790  $      3,065
  Net gain on sales of securities         1,416         1,989         3,152
  Other than temporary loss on
   securities                               (25)          (38)           (3)
  Title insurance fees                      259           260           332
  Bank owned life insurance                 509           518           512
  Gain on sale of loans                     746           440           429
  Gain on sale of premises and
   equipment                                  5             -            70
  Loss on sale of HVIA                        -             -          (135)
  Investment management fees                705           765           776
  Fair value loss on interest rate
   caps                                      (1)           (3)           (6)
  Other                                   1,267           455           834
                                   ------------  ------------  ------------
Total non-interest income                 7,659         7,176         9,026
Non-interest expense:
  Compensation and benefits              12,299        10,549        12,873
  Stock-based compensation plans            500           275           302
  Merger related expenses                     -           247         4,928
  Restructuring charge
   (severance/branch relocation)              -           376             -
  Occupancy and office operations         3,810         3,701         3,959
  Advertising and promotion                 244           613           369
  Professional fees                       1,215           927         1,136
  Data and check processing                 649           672           715
  Amortization of intangible
   assets                                   261           323           334
  FDIC insurance and regulatory
   assessments                              718           728           843
  ATM/debit card expense                    442           411           438
  Foreclosed property expense               285           205           573
  Other                                   2,123         1,694         2,314
                                   ------------  ------------  ------------
Total non-interest expense               22,546        20,721        28,784
                                   ------------  ------------  ------------
Income before income tax expense         10,086         7,743         1,981
Income tax expense (benefit)              3,066         2,026          (280)
                                   ------------  ------------  ------------
Net income                         $      7,020  $      5,717  $      2,261
                                   ============  ============  ============
  Basic earnings per common share  $       0.16  $       0.15  $       0.06
  Diluted earnings per common
   share                                   0.16          0.15          0.06
  Dividends declared                       0.06          0.06          0.06
Weighted average common shares:
  Basic                              43,637,315    37,252,464    41,054,458
  Diluted                            43,721,091    37,252,464    41,099,237

Selected Financial
 Condition Data:                  As of and for the Quarter Ended
                      ------------------------------------------------------
(in thousands except
 share and per share
 data)                 12/31/12    9/30/12    6/30/12    3/31/12   12/31/11
                      ---------- ---------- ---------- ---------- ----------
End of Period
Total assets          $3,789,514 $4,022,982 $3,150,040 $3,210,871 $3,084,166
Loans, gross 1         2,193,129  2,119,472  1,851,027  1,799,112  1,775,893
Securities available
 for sale                991,298  1,010,872    714,200    852,717    785,462
Securities held to
 maturity                139,874    142,376    171,233    174,824    182,076
Bank owned life
 insurance                59,526     59,017     58,506     57,987     57,485
Goodwill                 163,247    163,247    160,861    160,861    160,861
Other amortizable
 intangibles               6,926      7,164      3,718      4,001      4,306
Other non - earning
 assets                   78,718     79,830     83,106     80,020     78,710
Deposits               2,904,384  3,111,151  2,332,091  2,368,988  2,135,555
Borrowings               345,411    345,176    314,154    313,849    468,543
Equity                   493,883    491,122    444,670    439,699    437,682
Other comprehensive
 income related to
 investment securities
 reflected in
 stockholders' equity     12,548     15,066     14,141     13,780     15,823
Average Balances
Total assets          $3,792,201 $3,451,055 $3,133,958 $3,131,854 $3,062,520
Loans, gross:
  One-to-four-family
   residential
   mortgage loans        344,064    352,724    360,487    374,498    385,269
  Commercial real
   estate loans        1,107,779    989,349    868,963    838,935    752,325
  Acquisition,
   development and
   construction loans    138,881    156,726    165,442    163,116    172,155
  Commercial and
   industrial loans      354,137    263,922    205,051    197,507    203,929
  Consumer loans         208,064    210,650    215,555    220,537    224,422
Loans total (1)        2,152,925  1,973,371  1,815,498  1,794,593  1,738,100
Securities (taxable)     954,372    841,373    778,782    799,753    696,293
Securities (non-
 taxable)                174,201    181,540    182,003    185,062    205,366
Total earning assets   3,380,875  3,070,315  2,797,093  2,792,042  2,715,027
Non earning assets       411,326    380,740    336,865    339,812    347,493
Non-interest bearing
 checking                649,077    592,962    483,589    503,539    500,621
Interest bearing NOW
 accounts                469,180    398,493    412,072    389,846    398,885
Total transaction
 accounts              1,118,257    991,455    895,661    893,385    899,506
Savings (including
 mortgage escrow
 funds)                  531,107    539,904    493,234    463,971    445,236
Money market deposits    908,262    756,655    697,342    654,013    577,387
Certificates of
 deposit                 380,244    303,788    265,375    284,737    302,713
Total deposits and
 mortgage escrow       2,937,870  2,591,802  2,351,612  2,296,106  2,224,842
Total interest bearing
 deposits (including
 escrow)               2,288,793  1,998,840  1,868,023  1,792,567  1,724,221
Borrowings               345,951    336,217    320,237    375,766    392,785
Equity                   492,506    475,652    441,956    439,384    431,129
Selected Operating
 Data:
Condensed Tax
 Equivalent Income
 Statement
Interest and dividend
 income               $   33,145 $   30,113 $   28,345 $   28,411 $   28,168
Tax equivalent
 adjustment*                 785        830        852        861        955
Interest expense           5,222      4,874      4,263      4,506      4,930
                      ---------- ---------- ---------- ---------- ----------
    Net interest
     income (tax
     equivalent)          28,708     26,069     24,934     24,766     24,193
Provision for loan
 losses                    2,950      3,500      2,312      2,850      1,950
                      ---------- ---------- ---------- ---------- ----------
    Net interest
     income after
     provision for
     loan losses          25,758     22,569     22,622     21,916     22,243
Non-interest income        7,659      9,026      7,979      7,971      7,176
Non-interest expense      22,546     28,784     21,162     21,290     20,721
                      ---------- ---------- ---------- ---------- ----------
Income before income
 tax expense              10,871      2,811      9,439      8,597      8,698
Income tax expense
 (tax equivalent)*         3,851        550      3,230      2,896      2,981
                      ---------- ---------- ---------- ---------- ----------
    Net income        $    7,020 $    2,261 $    6,209 $    5,701 $    5,717
                      ========== ========== ========== ========== ==========

(1) Does not reflect allowance for loan losses of $28,114, $28,282, $27,587,
 $27,787, and $28,245.
* Tax exempt income assumed at a statutory 35% federal rate.

                                 For the Quarter Ended
            ---------------------------------------------------------------
              12/31/12        9/30/12     6/30/12     3/31/12     12/31/11
            -----------     ----------- ----------- ----------- -----------
Performance
 Ratios
 (annualized)
Return on
 average
 assets            0.73%           0.26%       0.80%       0.73%       0.74%
Return on
 average
 stockholders'
 equity            5.65%           1.89%       5.65%       5.22%       5.26%
Return on
 average
 tangible
 equity (1)        8.71%           2.92%       9.01%       8.36%       8.53%
Non-interest
 income to
 average
 assets            0.80%           1.04%       1.02%       1.02%       0.93%
Non-interest
 expense to
 average
 assets            2.36%           3.32%       2.72%       2.73%       2.68%
GAAP
 operating
 efficiency        63.4%           84.0%       66.0%       66.8%       68.1%
Core
 operating
 efficiency
 (1)               62.9%           72.0%       65.5%       67.9%       67.8%
Analysis of
 Net
 Interest
 Income
Yield on
 loans             5.04%           4.97%       5.01%       5.03%       5.13%
Yield on
 investment
 securities
 - tax
 equivalent
 (2)               2.29%           2.44%       2.79%       2.81%       2.96%
Yield on
 earning
 assets -
 tax
 equivalent
 (2)               3.98%           4.01%       4.20%       4.22%       4.26%
Cost of
 deposits          0.28%           0.27%       0.22%       0.21%       0.23%
Cost of
 borrowings        3.58%           3.65%       3.77%       3.52%       3.65%
Cost of
 interest
 bearing
 liabilities       0.79%           0.83%       0.78%       0.84%       0.92%
Net interest
 rate spread
 - tax
 equivalent
 basis(2)          3.19%           3.18%       3.42%       3.38%       3.34%
Net interest
 margin- tax
 equivalent
 basis(2)          3.37%           3.38%       3.59%       3.57%       3.54%
Capital
 Information
 Data
Tier 1
 leverage
 ratio -
 Bank only         8.21%           7.49%       8.67%       8.32%       8.51%
Tier 1 risk-
 based
 capital -
 Bank only  $   297,090 (3) $   289,441 $   257,621 $   252,586 $   247,433
Total risk-
 based
 capital -
 Bank only      325,411 (3)     317,929     283,033     277,614     273,911
Tangible
 capital
 consolidated
 (1)            323,710         320,711     280,091     274,837     272,515
Tangible
 capital as
 a % of
 tangible
 assets
 consolidated
 (1)               8.94%           8.32%       9.38%       9.02%       9.34%
Shares of
 common
 stock
 outstanding 44,348,787      44,173,470  37,899,007  37,899,007  37,883,008
Shares
 repurchased
 during qtr
 (open
 market)              -               -           -           -           -
Basic
 weighted
 average
 common
 shares
 outstanding 43,637,315      41,054,458  37,302,693  37,280,651  37,252,464
Diluted
 weighted
 average
 common
 shares
 outstanding 43,721,091      41,099,237  37,330,467  37,316,778  37,252,464
Basic
 earnings
 per common
 share      $      0.16     $      0.06 $      0.17 $      0.15 $      0.15
Diluted
 earnings
 per common
 share             0.16            0.06        0.17        0.15        0.15
Dividends
 declared
 per common
 share             0.06            0.06        0.06        0.06        0.06
Book value
 per share        11.14           11.12       11.73       11.60       11.55
Tangible
 book value
 per common
 share (1)         7.30            7.26        7.39        7.25        7.19
Asset
 Quality
 Measurements
Non-
 performing
 loans
 (NPLs):
 non-accrual$    27,730     $    35,444 $    41,048 $    47,269 $    40,777
Non-
 performing
 loans
 (NPLs):
 still
 accruing         5,823           4,370       3,450       4,693       5,136
Other real
 estate
 owned            7,053           6,403       7,292       5,828       5,625
Non-
 performing
 assets
 (NPAs)          40,606          46,217      51,790      57,790      51,538
Net charge-
 offs             3,118           2,805       2,512       3,308       1,622
Net charge-
 offs as %
 of average
 loans
 (annualized)      0.58%           0.57%       0.55%       0.74%       0.37%
NPLs as % of
 total loans       1.53%           1.88%       2.40%       2.89%       2.59%
NPAs as % of
 total
 assets            1.07%           1.15%       1.64%       1.80%       1.67%
Allowance
 for loan
 losses as %
 of NPLs           83.8%           71.0%       62.0%       53.5%       61.5%
Allowance
 for loan
 losses as %
 of total
 loans             1.28%           1.33%       1.49%       1.54%       1.59%
Allowance
 for loan
 losses as %
 of total,
 excluding
 Gotham(1)         1.41%           1.47%       1.49%       1.54%       1.59%
Special
 mention
 loans      $    29,755     $    42,422 $    37,555 $    37,379 $    18,424
Substandard
 / doubtful
 loans           83,109          88,674      88,395      89,135      99,383
            ----------- --------------- ----------- ----------- -----------
(1) See reconciliation of GAAP measure to non-GAAP measure on following page.
(2) Tax equivalent adjustment represents interest income earned on municipal securities divided by the applicable Federal tax rate of 35% for all periods presented.
(3) Represents preliminary results for the quarter ended December 31, 2012.

Non GAAP
 Financial
 Measures                     As of and for the Quarter Ended
                -----------------------------------------------------------
(in thousands
 except share
 and per share
 data)            12/31/12    9/30/12     6/30/12     3/31/12     12/31/11
                ----------- ----------- ----------- ----------- -----------

The Company provides supplemental reporting of non-GAAP measures as management believes this information is useful to investors.
The following table shows the reconciliation of stockholders'
 equity to tangible equity and the tangible equity ratio:
Total assets    $ 3,789,514 $ 4,022,982 $ 3,150,040 $ 3,210,871 $ 3,084,166
Goodwill and
 other
 amortizable
 intangibles       (170,173)   (170,411)   (164,579)   (164,862)   (165,167)
                ----------- ----------- ----------- ----------- -----------
Tangible assets   3,619,341   3,852,571   2,985,461   3,046,009   2,918,999
                ----------- ----------- ----------- ----------- -----------
Stockholders'
 equity             493,883     491,122     444,670     439,699     437,682
Goodwill and
 other
 amortizable
 intangibles       (170,173)   (170,411)   (164,579)   (164,862)   (165,167)
                ----------- ----------- ----------- ----------- -----------
Tangible
 stockholders'
 equity             323,710     320,711     280,091     274,837     272,515
                ----------- ----------- ----------- ----------- -----------
Shares of common
 stock
 outstanding at
 period end      44,348,787  44,173,470  37,899,007  37,899,007  37,883,008
Tangible capital
 as a % of
 tangible assets       8.94%       8.32%       9.38%       9.02%       9.34%
Tangible book
 value per share$      7.30 $      7.26 $      7.39 $      7.25 $      7.19
The Company believes that tangible equity is useful as a tool to help assess a company's capital position.
The following table shows the reconciliation of return on average tangible equity:
Average
 stockholders'
 equity         $   492,506 $   475,652 $   441,956 $   439,384 $   431,129
Average goodwill
 and other
 amortizable
 intangibles       (172,723)   (167,623)   (164,751)   (165,045)   (165,360)
                ----------- ----------- ----------- ----------- -----------
Average tangible
 stockholders'
 equity             319,783     308,029     277,205     274,339     265,769
                ----------- ----------- ----------- ----------- -----------
Net income            7,020       2,261       6,209       5,701       5,717
Net income, if
 annualized          27,851       8,995      24,972      22,929      22,682
Return on
 average
 tangible equity       8.71%       2.92%       9.01%       8.36%       8.53%
The Company believes that the return on average tangible stockholders'
 equity is useful as a tool to help measure and asses a company's use of equity.
The following table shows the reconciliation of the operating efficiency ratio:
Net interest
 income         $    27,923 $    25,239 $    24,082 $    23,905 $    23,238
Non-interest
 income               7,659       9,026       7,979       7,971       7,176
                ----------- ----------- ----------- ----------- -----------
Total net
 revenues            35,582      34,265      32,061      31,876      30,414
Tax equivalent
 adjustment on
 securities
 interest income        785         830         852         861         955
Net gain on
 sales of
 securities          (1,416)     (3,152)     (2,412)     (2,899)     (1,989)
Other than
 temporary loss
 on securities           25           3           6           -          38
Other, (other
 gains and fair
 value loss on
 interest rate
 caps)                   (4)        (64)         14          40           3
                ----------- ----------- ----------- ----------- -----------
Core total
 revenues            34,972      31,882      30,521      29,878      29,421
                ----------- ----------- ----------- ----------- -----------
Non-interest
 expense             22,546      28,784      21,162      21,290      20,721
Merger related
 expense                  -      (4,928)       (451)       (299)       (247)
Foreclosed
 property
 expense               (285)       (573)       (428)       (412)       (205)
Amortization of
 intangible
 assets                (261)       (334)       (283)       (305)       (323)
                ----------- ----------- ----------- ----------- -----------
Core non-
 interest
 expense             22,000      22,949      20,000      20,274      19,946
                ----------- ----------- ----------- ----------- -----------
Core efficiency
 ratio                 62.9%       72.0%       65.5%       67.9%       67.8%
The core efficiency ratio reflects total revenues inclusive of the tax equivalent adjustment on municipal securities and excludes securities gains, other than temporary impairments and the other adjustments shown above. Core non-interest expense is adjusted to exclude the effect of foreclosed property expense and amortization of intangible assets. The
 Company believes this non-GAAP information provides useful information to users to assess the Company's core operations.
The following table shows the reconciliation of the allowance for loan losses to total loans and to total loans excluding Gotham loans:
Total loans     $ 2,193,129 $ 2,119,472 $ 1,851,027 $ 1,799,112 $ 1,775,893
Gotham loans        194,518     201,794           -           -           -
                ----------- ----------- ----------- ----------- -----------
Total loans,
 excluding
 Gotham loans     1,998,611   1,917,678   1,851,027   1,799,112   1,775,893
Allowance for
 loan losses         28,114      28,282      27,587      27,787      28,245
Allowance for
 loan losses to
 total loans           1.28%       1.33%       1.49%       1.54%       1.59%
Allowance for
 loan losses to
 total loans,
 excluding
 Gotham loans          1.41%       1.47%         NA          NA          NA
As required by GAAP, the Company recorded at fair value the loans acquired in the Gotham transaction. These loans contain no allowance for loan losses in losses for the periods reflected above.

PROVIDENT BANK CONTACT:
Luis Massiani
EVP & Chief Financial Officer
845.369.8040

Provident New York Bancorp
400 Rella Boulevard
Montebello, NY 10901-4243
T 845.369.8040
F 845.369.8255
www.providentbanking.com